UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          March 3, 2022

CORECARD CORPORATION

(Exact name of Registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other jurisdiction	Commission file number	(I.R.S. Employer Identification No.)
of incorporation or organization)

One Meca Way, Norcross, Georgia	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381‑2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value for the class	CCRD	NYSE

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2022, the Company entered into a Lease Agreement with ISC Properties, LLC (“Properties”), an entity that is solely owned and controlled by the Company’s Chairman and Chief Executive Officer, J. Leland Strange. The Company canceled its lease agreement dated April 1, 2021 and entered into a new lease to move its corporate headquarters and to procure additional office space. The new lease has a five-year term beginning March 1, 2022 and ending February 28, 2027.

Item 1.02 Entry into a Material Definitive Agreement.

On March 1, 2022, the Company cancelled its Lease Agreement dated April 1, 2021 with ISC Properties, LLC. See Item 1.01 above.

Item 8.01 Other Events.

On March 1, 2022, CoreCard Corporation relocated its corporate headquarters to One Meca Way, Norcross, Georgia 30093.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Lease Agreement as of March 1, 2022, among CoreCard Corporation and ISC Properties, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2022		CoreCard Corporation (Registrant)

	By:	/s/ Matthew A. White
Matthew A. White
Chief Financial Officer